UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 18, 2019

AutoZone, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	1-10714	62-1482048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

123 South Front Street, Memphis, Tennessee 38103

(Address of Principal Executive Offices) (Zip Code)

(901) 495-6500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

The information provided in Item 2.03 of this report is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 18, 2019, AutoZone, Inc. (the “Company”) completed the sale of $300 million aggregate principal amount of its 3.125% Notes due 2024 (the “2024 Notes”) and $450 million aggregate principal amount of its 3.750% Notes due 2029 (the “2029 Notes” and, together with the 2024 Notes, the “Notes”). The 2024 Notes bear interest at a fixed rate equal to 3.125% per year, payable semi-annually and the 2029 Notes bear interest at a fixed rate equal to 3.750% per year, payable semi-annually.

The Notes were issued pursuant to an Indenture dated as of August 8, 2003 (the “Indenture”), between the Company and Regions Bank, as successor in interest to The Bank of New York Mellon Trust Company, N.A., as successor in interest to Bank One Trust Company, N.A., as trustee, and were offered and sold pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission (the “Commission”) on April 4, 2019, on Form S-3 (File No. 333-230719), as supplemented by a prospectus supplement dated April 4, 2019, filed with the Commission on April 5, 2019. Pursuant to the Indenture, the Company executed an Officers’ Certificate dated April 18, 2019 setting forth the terms of the 2024 Notes (the “2024 Notes Officers’ Certificate”) and an Officers’ Certificate dated April 18, 2019 setting forth the terms of the 2029 Notes (the “2029 Notes Officers’ Certificate” and, together with the 2024 Notes Officers’ Certificate, the “Officers’ Certificates”).

The Company will pay interest on the Notes on April 18 and October 18 of each year, beginning October 18, 2019. The 2024 Notes will mature on April 18, 2024, and the 2029 Notes will mature on April 18, 2029. The Notes will be senior unsecured debt obligations of the Company and will rank equally with the Company’s other senior unsecured liabilities and senior to any future subordinated indebtedness of the Company. The Notes are subject to customary covenants restricting the Company’s ability, subject to certain exceptions, to incur debt secured by liens, to enter into sale and leaseback transactions or to merge or consolidate with another entity or sell substantially all of its assets to another person. The Indenture provides for customary events of default and further provides that the trustee or the holders of 25% in aggregate principal amount of the outstanding series of Notes may declare such Notes immediately due and payable upon the occurrence of any event of default after expiration of any applicable grace period.

The Company may redeem the Notes at the Company’s option, at any time in whole or from time to time in part, on not less than 30 nor more than 60 days’ notice, at the redemption prices described in the applicable Officer’s Certificate. If a change of control, as defined in the applicable Officers’ Certificate, occurs, unless the Company has exercised its option to redeem the Notes, holders of the Notes may require the Company to repurchase the Notes at the prices described in the applicable Officers’ Certificate.

The above description of the Officers’ Certificates and the Notes is qualified in its entirety by reference to the Officers’ Certificates pursuant to the Indenture setting forth the terms of the Notes, and the form of the Notes, copies of which are attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Officers’ Certificate for the 2024 Notes, pursuant to Section 3.2 of the Indenture, dated April 18, 2019, setting forth the terms of the 2024 Notes

4.2	Officers’ Certificate for the 2029 Notes, pursuant to Section 3.2 of the Indenture, dated April 18, 2019, setting forth the terms of the 2029 Notes

4.3	Form of 3.125% Note due 2024

4.4	Form of 3.750% Note due 2029

5.1	Opinion of Bass, Berry & Sims PLC

5.2	Opinion of Brownstein Hyatt Farber Schreck, LLP

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 18, 2019

AUTOZONE, INC.

By:	/s/ William T. Giles
Name:	William T. Giles
Title:	Chief Financial Officer and Executive Vice President

[Signature Page to Current Report on Form 8-K]